Press Release

SINCLAIR REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

BALTIMORE (August 5, 2026) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and six months ended June 30, 2026.

Highlights:
•Total Revenue increased by 7% and Total Adjusted EBITDA increased by 45% year-over-year
•Total Adjusted EBITDA of $149 million
•Strong Political Advertising Revenue in the quarter of $59 million, an increase of 9% versus 2Q22
•Record setting World Cup audiences were showcased by Sinclair's FOX affiliate portfolio and cross platform engagement beyond linear TV with digital and podcast platforms
•Increased Full Year 2026 Adjusted EBITDA guidance

CEO Comment:
"Sinclair delivered strong second quarter results, with meaningful year-over-year growth in revenue and Adjusted EBITDA, driven by political advertising and disciplined execution across the business. Political advertising maintained significant momentum during the quarter as we move further into the 2026 midterm election cycle. Record-setting World Cup audiences across our FOX affiliate portfolio once again demonstrated the reach of broadcast television, while also driving engagement across our digital and podcast platforms. Traditional MVPD subscriber trends also continued to show signs of modest stabilization. Based on our second quarter performance and current political trends, we are increasing our full-year Adjusted EBITDA guidance."

Recent Developments:
Updated Full Year 2026 Guidance
•Increasing Total Company Adjusted EBITDA from a range of $700 million-$740 million to $730 million-$760 million
•Total Company and Local Media Total Revenue and Distribution Revenue guidance remain unchanged
•Decreasing Core Advertising Revenue reflecting strong political demand crowding out inventory in our most competitive markets and caution in a handful of cost-pressured advertiser categories

2026 Midterm Election
•Political revenue of $59 million in the quarter is up 9% compared to the second quarter of the 2022 mid-term election cycle
•Increased Political Advertising Revenue Guidance 13% from at least $333 million to at least $375 million
•Broadcast footprint spans across 39 distinct markets across the top-10 states with the highest projected political spend around this year’s mid-term elections, including 6 Competitive Senate races, 7 competitive gubernatorial races and 33 competitive House races

Balance Sheet
•Reduced $320 million of debt in the quarter (inclusive of $150 million accounts receivable facility paydown)
•Retired an additional approximate $25 million of B7 term loan in early July
•Ended the second quarter with total liquidity of ~$1.4 billion consisting of cash and cash equivalents of $604 million plus undrawn revolver and accounts receivable facility capacity

Content and Distribution
•Record setting 2026 FIFA World Cup audiences highlight the company's FOX affiliate portfolio, while AMP Media brands extended engagement and advertiser reach beyond traditional linear television
•Tennis Channel continued to grow engagement across linear, streaming, and direct-to-consumer (DTC) platforms with multiple second quarter events reaching record audiences including Charleston, Monte Carlo, Madrid, Rome, and 8 of 9 grass court tournaments

Financial Results:
Consolidated Financial Results

($ in millions)	Three Months Ended			Percent Change
	June 30, 2026	March 31, 2026	June 30, 2025	QTQ	YOY
Total revenue	$840	$807	$784	4%	7%
Distribution revenue	444	458	434	(3)%	2%
Core advertising revenue	308	305	316	1%	(3)%
Political advertising revenue	59	18	6	228%	883%
Other media and non-media revenue	29	26	28	12%	4%

Net (loss) income attributable to the Company	$(76)	$20	$(64)	n/m	19%
Adjusted EBITDA(a)	$149	$126	$103	18%	45%

	Six Months Ended		Percent Change
	June 30, 2026	June 30, 2025	YOY
Total revenue	$1,647	$1,560	6%
Distribution revenue	902	885	2%
Core advertising revenue	613	608	1%
Political advertising revenue	77	12	542%
Other media and non-media revenue	55	55	—%

Net loss attributable to the Company	$(56)	$(220)	(75)%
Adjusted EBITDA(a)	$275	$215	28%
n/m - not meaningful
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Segment Financial Results

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG), including its wholly-owned subsidiary, Sinclair Television Group, Inc. (STG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel streaming service; TennisChannel 2, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions such as Digital Remedy, technical services, and other non-media investments. The assets of the Tennis segment and Other are owned and operated by Sinclair Ventures, LLC (Ventures).

Three months ended June 30, 2026	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$389	$55	$—	$—	$444
Core advertising revenue	260	14	45	(11)	308
Political advertising revenue	59	—	—	—	59
Other media revenue	23	1	—	(2)	22
Media revenue	$731	$70	$45	$(13)	$833
Non-media revenue	—	—	8	(1)	7
Total revenue	$731	$70	$53	$(14)	$840

Media programming and production expenses	$381	$43	$—	$—	$424
Media selling, general and administrative expenses	176	19	35	(13)	217
Non-media expenses	2	—	12	(1)	13
Amortization of program costs	18	—	—	—	18
Corporate general and administrative expenses	23	—	1	21	45
Stock-based compensation	11	—	2	6	19
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	—	—	7
Interest expense (net)(a)	76	—	(5)	—	71
Capital expenditures	18	—	2	—	20
Distributions to (contributions from) the noncontrolling interests	2	—	(2)	—	—
Cash distributions from investments	—	—	19	—	19
Net cash taxes paid					27

Net loss					(77)
Operating income (loss)	68	2	1	(21)	50
Adjusted EBITDA(b)	149	8	7	(15)	149

Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Three months ended June 30, 2025	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$380	$54	$—	$—	$434
Core advertising revenue	272	13	38	(7)	316
Political advertising revenue	6	—	—	—	6
Other media revenue	21	1	—	(1)	21
Media revenue	$679	$68	$38	$(8)	$777
Non-media revenue	—	—	8	(1)	7
Total revenue	$679	$68	$46	$(9)	$784

Media programming and production expenses	$380	$39	$1	$—	$420
Media selling, general and administrative expenses	162	15	31	(8)	200
Non-media expenses	2	—	12	(1)	13
Amortization of program costs	17	—	—	—	17
Corporate general and administrative expenses	27	1	1	16	45
Stock-based compensation	11	—	—	4	15
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	(3)	—	1	—	(2)
Interest expense (net)(a)	78	—	(5)	—	73
Capital expenditures	17	—	—	—	17
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	6	—	6
Net cash taxes paid					32

Net loss					(62)
Operating income (loss)	65	8	1	(53)	21
Adjusted EBITDA(b)	99	13	3	(12)	103

Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Consolidated Balance Sheet and Cash Flow Highlights:
•Total Company debt was $4,059 million, all of which is indebtedness of STG.
•Cash and cash equivalents were $604 million, of which $115 million was STG cash and $489 million was Ventures cash. In addition, the Company had $763 million of available borrowing capacity under its revolver and undrawn capacity in our accounts receivable facility, bringing available liquidity to $1.4 billion. Leverage Metrics1 were:
◦First Out First Lien Leverage Ratio – 1.8x (Covenant <3.5x2)
◦Total Leverage Ratio – 5.2x (Covenant <7.0x)
•48,507,841 Class A common shares and 23,755,236 Class B common shares were outstanding, for a total of 72,263,077 common shares.
•In June, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the second quarter of 2026 were $20 million.

1 Ratios as calculated and defined in STG’s bank credit agreement dated February 12, 2025.
2 The First-Out First Lien Leverage Ratio covenant in the STG Credit Agreement is only applicable if more than 35% of the first lien revolving credit facility is drawn and outstanding as of the end of the respective quarter. As of June 30, 2026, STG had no amounts outstanding under its first lien revolving credit facility.

Outlook:
The Company is updating its 2026 full year financial guidance that was reaffirmed in April in conjunction with the Company's second quarter earnings release.

Updated Guidance
For the twelve months ending December 31, 2026 ($ in millions)	Local Media	Consolidated
Total Revenue	$3,000 to 3,120	$3,400 to 3,540
Distribution Revenue	$1,510 to 1,570	$1,720 to 1,790
Core Advertising Revenue	$1,040 to 1,090	$1,220 to 1,280
Political Advertising Revenue	At least $375	At least $375

Adjusted EBITDA(a)	$710 to 740	$730 to 760

Capital expenditures		$75 to 80
Net interest expense(b)		$290 to $295
Net cash tax payments		Approx. $50

Previous Guidance as reaffirmed April 2026
For the twelve months ending December 31, 2026 ($ in millions)	Local Media	Consolidated
Total Revenue	$3,000 to 3,120	$3,400 to 3,540
Distribution Revenue	$1,510 to 1,570	$1,720 to 1,790
Core Advertising Revenue	$1,080 to 1,130	$1,260 to 1,320
Political Advertising Revenue	At least $333	At least $333

Adjusted EBITDA(a)	$680 to 720	$700 to 740

Capital expenditures		$75 to 80
Net interest expense(b)		$300 to 310
Net cash tax payments		$34 to 45

Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.
(b)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense and is net of interest income.

Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's second quarter 2026 results on Wednesday, August 5, 2026, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 943393.

Sinclair, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In millions, except share and per share data)

	As of June 30, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$604	$866
Accounts receivable, net of allowance for doubtful accounts of $8 and $5, respectively	647	687
Prepaid expenses and other current assets	137	147
Total current assets	1,388	1,700
Property and equipment, net	634	655
Operating lease assets	108	110
Goodwill	2,083	2,085
Indefinite-lived intangible assets	24	149
Customer relationships, net	249	269
Other definite-lived intangible assets, net	347	264
Other assets	648	717
Total assets	$5,481	$5,949

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$526	$496
Income taxes payable	24	21
Current portion of notes payable, finance leases, and commercial bank financing	23	25
Current portion of operating lease liabilities	25	24
Current portion of program contracts payable	42	70
Other current liabilities	74	67
Total current liabilities	714	703
Notes payable, finance leases, and commercial bank financing, less current portion	4,036	4,358
Operating lease liabilities, less current portion	108	112
Program contracts payable, less current portion	8	13
Deferred tax liabilities	141	213
Other long-term liabilities	170	180
Total liabilities	5,177	5,579
Commitments and contingencies
Shareholders’ equity:
Class A Common Stock, $.01 par value, 500,000,000 shares authorized, 48,507,841 and 45,979,350 shares issued and outstanding, respectively	1	1
Class B Common Stock, $.01 par value, 140,000,000 shares authorized, 23,755,236 and 23,755,236 shares issued and outstanding, respectively, convertible into Class A Common Stock	—	—
Additional paid-in capital	642	613
Accumulated deficit	(263)	(171)
Total Sinclair shareholders’ equity	380	443
Noncontrolling interests	(76)	(73)
Total equity	304	370
Total liabilities and equity	$5,481	$5,949

Sinclair, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE:
Media revenue	$833	$777	$1,634	$1,547
Non-media revenue	7	7	13	13
Total revenue	840	784	1,647	1,560

OPERATING EXPENSES:
Media programming and production expenses	424	420	836	838
Media selling, general and administrative expenses	217	200	431	392
Amortization of program costs	18	17	36	36
Non-media expenses	13	13	28	24
Depreciation of property and equipment	26	24	52	50
Corporate general and administrative expenses	45	45	94	97
Amortization of definite-lived intangible assets	42	35	81	71
Loss on asset dispositions and other, net	5	9	12	17
Total operating expenses	790	763	1,570	1,525
Operating income	50	21	77	35

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(80)	(82)	(165)	(226)
Gain on extinguishment of debt	13	4	13	6
Loss from equity method investments	(3)	(1)	(4)	(7)
Other income (expense), net	55	(18)	(23)	(84)
Total other expense, net	(15)	(97)	(179)	(311)
Income (loss) before income taxes	35	(76)	(102)	(276)
INCOME TAX (PROVISION) BENEFIT	(112)	14	46	60
NET LOSS	(77)	(62)	(56)	(216)
Net loss (income) attributable to the noncontrolling interests	1	(2)	—	(4)
NET LOSS ATTRIBUTABLE TO SINCLAIR	$(76)	$(64)	$(56)	$(220)

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$(1.06)	$(0.91)	$(0.80)	$(3.20)
Diluted earnings per share	$(1.06)	$(0.91)	$(0.80)	$(3.20)
Basic weighted average common shares outstanding (in thousands)	72,157	69,589	71,365	68,545
Diluted weighted average common and common equivalent shares outstanding (in thousands)	72,157	69,589	71,365	68,545

Sinclair, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
($ in millions)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56)	$(216)
Adjustments to reconcile net loss to net cash flows from operating activities:
Amortization of definite-lived intangible and other assets	81	71
Depreciation of property and equipment	52	50
Amortization of program costs	36	36
Stock-based compensation	33	33
Deferred tax benefit	(73)	(141)
Loss on asset dispositions and other, net	12	17
Loss from equity method investments	4	7
Loss from investments	44	103
Distributions from investments	1	3
Gain on extinguishment of debt	(13)	(6)
Debt issuance costs	—	68
Change in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	36	15
Increase in prepaid expenses and other current assets	(38)	(38)
Increase in accounts payable and accrued and other current liabilities	28	104
Net change in net income taxes payable/receivable	1	49
Decrease in program contracts payable	(38)	(37)
Other, net	(1)	9
Net cash flows from operating activities	109	127

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(35)	(33)
Acquisition of businesses, net of cash acquired	(15)	(25)
Purchases of investments	(8)	(20)
Distributions and proceeds from investments	45	13
Other, net	4	—
Net cash flows used in investing activities	(9)	(65)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and commercial bank financing	—	1,430
Repayments of notes payable, commercial bank financing, and finance leases	(315)	(1,414)
Dividends paid on Class A and Class B Common Stock	(36)	(34)
Debt issuance costs	—	(110)
Distributions to noncontrolling interests	(3)	(6)
Other, net	(8)	(9)
Net cash flows used in financing activities	(362)	(143)

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(262)	(81)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	866	697
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$604	$616

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors use to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
($ in millions)

Reconciliation of Consolidated Sinclair, Inc. Net Loss to Consolidated Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Consolidated Sinclair, Inc. Net Loss to Consolidated Adjusted EBITDA
Net loss	$(77)	$(62)	$(56)	$(216)
Add: Income tax provision (benefit)	112	(14)	(46)	(60)
Add: Other income, net	(7)	(3)	(6)	(3)
Add: Loss from equity method investments	3	1	4	7
Add: (Income) loss from other investments and impairments	(42)	30	43	103
Add: Gain from extinguishment of debt/insurance proceeds	(13)	(5)	(13)	(7)
Add: Interest expense	80	82	165	226
Less: Interest income	(6)	(7)	(14)	(15)
Less: Loss on asset dispositions and other, net	5	9	12	17
Add: Amortization of intangible assets & other assets	42	35	81	71
Add: Depreciation of property & equipment	26	24	52	50
Add: Stock-based compensation	19	15	39	36
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	(2)	14	6
Adjusted EBITDA	$149	$103	$275	$215

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
($ in millions)

Reconciliation of Segment Operating Income to Segment Adjusted EBITDA

Three months ended June 30, 2026	Local Media	Tennis	Other
Total revenue	$731	$70	$53
Media programming and production expenses	381	43	—
Media selling, general and administrative expenses	176	19	35
Depreciation and intangible amortization expenses	58	6	4
Amortization of program costs	18	—	—
Corporate general and administrative expenses	23	—	1
Non-media expenses	2	—	12
Loss on asset dispositions and other, net	5	—	—
Segment operating income	$68	$2	$1

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$68	$2	$1
Depreciation and intangible amortization expenses	58	6	4
Loss on asset dispositions and other, net	5	—	—
Stock-based compensation	11	—	2
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	—
Segment Adjusted EBITDA	$149	$8	$7

Three months ended June 30, 2025	Local Media	Tennis	Other
Total revenue	$679	$68	$46
Media programming and production expenses	380	39	1
Media selling, general and administrative expenses	162	15	31
Depreciation and intangible amortization expenses	54	5	—
Amortization of program costs	17	—	—
Corporate general and administrative expenses	27	1	1
Non-media expenses	2	—	12
Gain on asset dispositions and other, net	(28)	—	—
Segment operating income	$65	$8	$1

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$65	$8	$1
Depreciation and intangible amortization expenses	54	5	—
Gain on asset dispositions and other, net	(28)	—	—
Stock-based compensation	11	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	(3)	—	1
Segment Adjusted EBITDA	$99	$13	$3

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; the outcome and timing of the strategic review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake any transactions following the Board’s strategic review process; the Company’s inability to consummate any proposed transactions resulting from the strategic review; the potential for disruption to the Company’s business resulting from the strategic review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 178 television stations in 79 markets affiliated with all major broadcast networks; and owns Tennis Channel, the premium destination for tennis enthusiasts, and multicast networks CHARGE, Comet, ROAR and The Nest. Sinclair’s AMP Media produces a growing portfolio of digital content and original podcasts. Additional information about Sinclair can be found at www.sbgi.net.

Investor Contact:
Christopher C. King, VP, Investor Relations
(410) 568-1500

Media Contact:
Jessica Bellucci
jbellucci-c@sbgtv.com